Exhibit 99.2 Axesstel, Inc. AXST 13 Annual B. Riley & Co. Investor Conference May 21 , 2012 th st © 2012 Axesstel, Inc.

Safe Harbor Statement
© 2012 Axesstel, Inc.
This presentation contains forward looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You can identify forward-looking statements by terminology such as “may,”
“will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,”
“predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. These risks and other factors include those listed under “Risk Factors” and elsewhere in the company's prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on any forward-looking statements that reflect our management’s view only as of the date of this presentation and prospectus. We will not update any forward-looking statements to reflect events or circumstances that occur after the date on which such statement is made.

© 2012 Axesstel, Inc. 3
Providing fixed wireless voice and broadband access
solutions for the worldwide telecommunications market
Axesstel At A Glance
• Quoted as AXST on the OTC Markets’ OTCQB
• Founded in 2000 – In business 12 years
• Completed business transition in mid-2011

© 2012 Axesstel, Inc. 4 Voice and Data Cord Cutting Pure Play “Cutting the Cord”

© 2012 Axesstel, Inc.
AXST Transformed!

• Spent past two years transforming the company – completed in mid-
2011
• Reorganized company to cut OpEx from $23-$26M in 2007/2008 to
$10M in 2011
• Repositioned ODM & manufacturing to China
• Launched key new products including:
• Reported three consecutive profitable quarters: 3Q11, 4Q11 & 1Q12
• Expect to achieve consistent quarterly profitability and year-over-year revenue growth in 2012
Wire-line replacement terminals into the US markets (Sprint & Verizon)
MV600 series gateway product into Europe featuring 4G data speeds and
VoIP voice application
HSPA gateway devices into MEA

© 2012 Axesstel, Inc. Product Portfolio 6 3G & 4G Gateways Wire-line Replacement Terminals Fixed Wireless Phones axess•tel

Sprint

verizon 3G NETWORK CERTIFIED

net1

STC الاتصالات السعودية

orange™

• Only company focused exclusively on cord cutting opportunity
– Focused on both voice and data products
– Overall growth trend moving toward wireless solutions and fixed wire-line networks will become less profitable as more people cut the cord
– Regulatory regime is moving in favor of wireless with many governments removing requirements to offer fixed lines to everyone
• Strong relationships with current customers
– Customized products for specific customer needs
– Majority of revenue comes from sole source customers
• Barrier to entry: Testing and design process can take 3-15 months
• Recognized leader in CDMA 450MHz telecom gateway products
– Ideal for rural areas
– Low frequency travels farther and lowers network investment to operators
Competitive Advantages
© 2012 Axesstel, Inc.

© 2012 Axesstel, Inc.
Sprint Agreement
Sprint Phone Connect: Sole source supplier of voice terminal
• Sprint’s “Cut the Cord” initiative
• $19.99/month unlimited local and long-distance service
Sprint Agreement
• Began joint development in 2010
• Began shipping in 3Q11
• Initial rollout to Sprint store locations with further rollout planed to
“big box” stores (Radio Shack, Best Buy)
• Recognized $14.4M in 2011 revenue from Sprint

Sprint
®
Phone
Connect

© 2012 Axesstel, Inc.
Tomorrow’s Opportunities
• Delivering next generation wire-line replacement devices for Sprint in second half of 2012
• Continuing to roll-out our HSPA and EVDO gateway devices into MEA
• Penetrating European market with 4G gateway product (EV-DO Rev B) and leveraging our first in market combination of Rev. B gateway device with VoIP (QoS) functionality for both voice and broadband data service
• Commencing development and expect to launch in second half of 2012:
– Specialized dual-mode (GSM & CDMA) gateway device for Europe market
– Security alert device for North America market

© 2012 Axesstel, Inc.
Macro Themes/Long-Term Trends
• 450 MHz expansion into Latin America; key
spectrum
auction expected in June
for Brazil market
• Continued expansion of wire-line replacement roll-out and migration to “all-in”
device with 4G data speeds, combining voice, data, security and potential
“smart-home” applications
• Roll out of security alert devices to US and European operators, adding diversification to existing product lines
• Expansion of rural telecom operators to roll-out 3G and 4G technology benefiting from Rural Broadband Stimulus Plan
• Selective LTE opportunities for Tier 1 and Tier 2 USA operators
• Selective fixed wireless phone opportunities

© 2012 Axesstel, Inc. 11
Year Ended
12/31/11
Year Ended
12/31/10
Year Ended
12/31/09
Year Ended
12/31/08
Revenues $    54.1 $ 45.4 $   50.8 $  109.6
Gross profits 12.9          7.5          8.3          26.3
Gross margins
24% 17% 16% 24%
Operating expense 10.3 12.6 17.1 23.1
Operating income (loss) 2.6    (5.1)    (8.8)    3.2
Net income (loss) 1.1    (6.3)    (10.1)    1.4
EPS (loss) $    0.05 $ (0.27) $ (0.43) $    0.06
Ave. diluted shares 23.7 23.6 23.4 23.6
Annual Operating Results
$ in millions

© 2012 Axesstel, Inc. 12
Quarter Ended
3/31/12
Quarter Ended
3/31/11
Revenues $    12.0 $    12.6
Gross profits 3.2          2.5
Gross margins
26% 20%
Operating expense 2.3 2.8
Operating income (loss) 0.9    (0.2)
Net income (loss) 0.5    (0.5)
EPS (loss) $    0.02 $ (0.02)
Ave. diluted shares 25.6 23.7
Quarterly Operating Results
$ in millions

© 2012 Axesstel, Inc. 13
Balance Sheet Highlights
3/31/12
Cash and cash equivalents
$         1,941,000
Accounts receivable
$      9,637,000
Total current assets
$    12,855,000
Total assets
$    13,019,000
Accounts payable
$    12,757,000
Bank financings
$      6,696,000
Total liabilities
$    24,167,000
Stockholders
’
deficit
$ (11,148,000)
Total liabilities & stockholders’ deficit
$    13,019,000

© 2012 Axesstel, Inc. 14
• Delivered in support of Sprint Phone Connect launch in 2011, and expect to release next generation of this product in 2012
• Recognized leader in CDMA 450MHz telecom gateway products
• Planned rollout of several new products in 2012
• Successfully penetrated five key carriers, both domestically and internationally with potential for additional key customers
Investor Highlights

© 2012 Axesstel, Inc. 15
• Major turnaround completed
• Outstanding shares of 23.7M largely unchanged since 2008
• Management has purchased 1M+ shares since May 2011
• Significant operating leverage to grow EPS
– Reduced OPEX from $23M (2008) to $10M (2011)
– Expect to reduce cost of capital in 2012
• Anticipate continuing profitability and year-over-year revenue growth
• Our Goal: return to a $100+ million revenue company
Committed To The Future

© 2012 Axesstel, Inc. 16
Target Model
Revenues
$100.0
Gross Margins as % of Revenue
Low to mid- 20% range
Operating Expenses as % of Revenue
10%-11%
Operating Income
$10.0+
Target Operating Model
$ in millions

© 2012 Axesstel, Inc. 17 Thank You